Corporate Office
1340 Treat Blvd, Suite 600
Walnut Creek, CA 94597
Fax (925) 287-0601
(925) 948-4000

EXHIBIT 10.16

To:    Sonny Pennington
FROM:    John Ranelli
DATE:    March 1, 2016

RE:
Modification and Extension of February 27, 1998 Employment Agreement and Non‑Competition Agreement, as amended June 2, 2003, April 10, 2006, July 1, 2008, March 30, 2012 and March 1, 2014 (this "Amendment")

Dear Sonny:
Per our recent discussions, this Amendment modifies and extends your February 27, 1998 Employment Agreement, as amended June 2, 2003, April 10, 2006 and July 1, 2008 (as amended, the "Employment Agreement") and your February 27, 1998 Non-Competition Agreement, as amended June 2, 2003, April 10, 2006, July 1, 2008, March 30, 2012 and March 1, 2014 (as amended, the "Non-Competition Agreement"), as follows:

1)
During the period from March 1, 2016 through February 28, 2018 (the "Term"), you will continue in your role as "Director of Special Projects" for the Corporate Division of Central Garden & Pet Company (the "Company"); provided, however that the Company may terminate your employment upon ninety (90) days’ written notice. In the event of such termination, you shall be entitled to twelve (12) months’ severance payments. You may terminate the employment relationship upon ninety (90) days notice.

2)
Effective as of March 1, 2016, your base salary will be $123,000 annually. You will be expected to work a maximum of 650 hours per year (including travel time and Board Meeting time and shall not be required to relocate or commute on a regular basis from Madison, GA).

3)	The Non-Competition Agreement will terminate two years after the end of your employment with the Company.

4)	This Amendment will be governed and construed in accordance with the laws of the State of Georgia.

5)
Except as herein modified (or modified by the June 2, 2003 amendment, the April 10, 2006 amendment, the July 1, 2008 amendment, the March 30, 2012 amendment or the March 1, 2014 amendment), the terms and provisions of the Employment Agreement and Non-Competition Agreement will remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

/s/ John R. Ranelli_                     /s/ Brooks M. Pennington, III

John R. Ranelli	Brooks M. Pennington, III
President and Chief Executive Officer
Central Garden & Pet Company

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